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                                                                   EXHIBIT 99(b)
                          NOTICE OF GUARANTEED DELIVERY

                                    TRW INC.

                              OFFER TO EXCHANGE ITS
                         6.45% EXCHANGE NOTES DUE 2001,
                         6 1/2% EXCHANGE NOTES DUE 2002,
                         6 5/8% EXCHANGE NOTES DUE 2004,
                       7 1/8% EXCHANGE NOTES DUE 2009 AND
                       7 3/4% EXCHANGE DEBENTURES DUE 2029
               WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

                       FOR ANY AND ALL OF ITS OUTSTANDING
                              6.45% NOTES DUE 2001,
                             6 1/2% NOTES DUE 2002,
                             6 5/8% NOTES DUE 2004,
                            7 1/8% NOTES DUE 2009 AND
                           7 3/4% DEBENTURES DUE 2029
             THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM
            REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED

             Pursuant to the Prospectus dated _______________, 1999

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the above-referenced exchange offer if

         (1) certificates for the Company's 6.45% Notes due 2001, 6 1/2% Notes Due 2002, 6 5/8% Notes Due 2004, 7 1/8% Notes Due 2009 and 7 3/4% Debentures Due 2029 (the "Outstanding Debt") are not immediately available,

         (2) Outstanding Debt, the Letter of Transmittal and all other required documents cannot be delivered to The Chase Manhattan Bank (the "Exchange Agent") on or prior to the Expiration Date, or

         (3) the procedures for delivery by book-entry transfer cannot be completed on a timely basis.

         This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Debt pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Debt (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            THE CHASE MANHATTAN BANK

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
     By Registered or Certified Mail:                Facsimile Transmissions:              By Hand or Overnight Delivery:

         The Chase Manhattan Bank                (For Eligible Institutions Only)              The Chase Manhattan Bank
              55 Water Street                             (212) 638-7375                           55 Water Street
         Room 234, North Building                     Confirm by Telephone:                    Room 234, North Building
         New York, New York 10041                 Carlos Esteves (212) 638-0828                New York, New York 10041
         Attention: Carlos Esteves                                                            Attention: Carlos Esteves
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         THE DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR
FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF THE LETTER OF TRANSMITTAL INSTRUCTIONS REQUIRE A SIGNATURE TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION," SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

         The undersigned hereby tenders to TRW Inc., an Ohio corporation ("TRW"), upon the terms and subject to the conditions set forth in the Prospectus dated ___________ , 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Debt set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Outstanding Debt."

Aggregate Principal Amount     Name(s) of Registered Holder(s): _______________

                               ________________________________________________

6.45% Notes due 2001:               $_______________
6 1/8% Notes Due 2002:              $_______________
6 5/8% Notes Due 2004:              $_______________
7 1/8% Notes Due 2009:              $_______________
7 3/4% Debentures Due 2029:         $_______________

Certificate No(s)
(if available): __________________

$_________________________________
(TOTAL PRINCIPAL AMOUNT REPRESENTED
 BY OUTSTANDING DEBT CERTIFICATE(S))

               If Outstanding Debt will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________

Date: __________________________________

________________________________________
Must be in integral multiples of $1,000.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

X___________________________________      _________________________________

X___________________________________      _________________________________
    SIGNATURE(S) OF OWNER(S) OR                           DATE
       AUTHORIZED SIGNATORY

Area Code and Telephone Number: _______________________________


         Must be signed by the holder(s) of the Outstanding Debt as their name(s) appear(s) on certificates for Outstanding Debt or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by TRW, provide proper evidence satisfactory to TRW of such person's authority to so act.